UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 27, 2006 (April 26, 2006)
Retail Ventures, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3241 Westerville Road, Columbus, Ohio	43224

(Address of principal executive offices)	(Zip Code)
(614) 471-4722

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
     On April 26, 2006, Retail Ventures, Inc. (the “Company”) issued 3,000,000 of its common shares, without par value, to Cerberus Partners, L.P. (“Cerberus”) in connection with Cerberus’ exercise of a portion of its outstanding convertible warrants that were originally issued by the Company on July 5, 2005. The common shares were issued at an exercise price of $4.50 per share for an aggregate cash purchase price of $13,500,000. In connection with this issuance, no underwriters were utilized and no commissions were paid. Following this exercise, Cerberus’ remaining convertible warrants entitle Cerberus to acquire from the Company, upon exercise and payment of the exercise price, 3,333,333 of the Company’s common shares or 789,474 Class A Common Shares of DSW Inc., a controlled subsidiary of the Company.
     The issuance and sale of the Company’s common shares discussed above were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) of the Securities Act and the safe harbor private offering exemption provided by Rule 506 promulgated under the Securities Act as transactions which did not involve a public offering.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL VENTURES, INC.

Date: April 27, 2006	By:	/s/ James A. McGrady

James A. McGrady Executive Vice President, Chief Financial Officer, Treasurer and Secretary